Exhibit 10.1

Gaiam, Inc.

Restricted Stock Unit Award Agreement

This RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”) made as of this                     , 2016 (the “Award Date”), between Gaiam, Inc., a Colorado corporation (the “Company”), and                      (the “Grantee”), is made pursuant to the terms of the Gaiam, Inc. 2009 Long-Term Incentive Plan, as amended from time to time (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1. Exchange and Cancellation of Gaia RSU. The Grantee previously received a restricted stock unit grant under the Gaia, Inc. Long-term Deferred Equity Compensation Plan (the “Gaia Plan”) pursuant to the Restricted Stock Unit Award Agreement dated                     , 20         (the “Gaia RSU”). Upon the sale by the Company of all assets and liabilities primarily related to or used in the Company’s fitness, yoga, and wellness consumer products business (the “Gaiam Sale”) and as approved by the Gaiam Compensation Committee, the Company has determined to exchange certain restricted stock units granted under the Gaia Plan for Restricted Stock Units granted under the Plan pursuant to the authority granted under the Gaia Plan. Accordingly, pursuant to the authority granted under the Gaia Plan and the approval by the Gaiam Compensation Committee and in consideration of the Restricted Stock Units granted under this Agreement, effective as of the date of this Agreement, the Grantee hereby surrenders all rights under the Gaia RSU, and the Gaia RSU is hereby cancelled, terminated, and of no further force and effect.

Section 2. Restricted Stock Unit Award. The Company hereby grants to the Grantee, on the terms and conditions hereinafter set forth, an Award of                      Restricted Stock Units (the “RSUs”), effective as of the Award Date. The RSUs are notional, non-voting units of measurement, which will entitle the Grantee to receive, subject to the terms hereof, a payment in Class A Shares of the Company (collectively, “Shares” and singularly, a “Share”) equal to one Share for each vested RSU. In no event will fractional Shares be issued pursuant to this Award.

Section 3. Vesting, Forfeiture and Termination of Award. The RSUs will vest on March 16, 2020, provided that the Grantee is still an employee or director of the Company on such date. The RSUs (including any Dividend Equivalents declared thereon) prior to vesting shall be forfeited and of no further force and effect if the Grantee’s employment terminates for any reason before March 16, 2020, including, but not limited to, involuntary termination.

Section 4. Rights of Grantee. Subject to the otherwise applicable provisions of this Agreement, the Grantee shall have no dividend, voting, or any other rights as a stockholder of the Company with respect to any RSUs. The grant of an Award of RSUs pursuant to the Plan shall not be deemed the grant of a property interest in any assets of the Company and the rights of the recipient of RSUs to benefits under the Plan shall be solely those of a general, unsecured creditor of the Company. Notwithstanding the foregoing, if the Company declares a dividend on its’ Shares, as of the record date for such dividend, the Grantee shall be credited with an additional number of RSUs equal to (A) the number of RSUs the Grantee holds on such record date, multiplied by (B) the amount paid as a dividend on each Share on such date, divided by the Fair Market Value of a Share on the record date. Any additional RSUs granted pursuant to the preceding sentence automatically shall be subject to the vesting provisions set forth above in Section 3.

Section 5. Payment of Award

(a) General. Payment with respect to the vested RSUs shall be made in Shares within sixty (60) days following the date on which such RSUs vest.

(b) Withholding. The payment of the RSUs is subject to withholding of all Federal, state and local income taxes and other amounts required by law to be paid or withheld in the amount determined by the Company (the “Withholding Tax Amount”). Unless you elect otherwise and the Company consents the Company shall satisfy the Withholding Tax Amount by withholding from the Shares to be delivered to the Grantee that number of whole Shares having an aggregate Fair Market Value on the relevant payment date equal to or less than the Withholding Tax Amount, and the Grantee shall be responsible for paying the difference, if any between the Tax Withholding Amount and the Fair Market Value of the whole number of Shares that are withheld pursuant to the preceding sentence. Any cash payment required to be made by the Grantee with respect to the Withholding Tax Amount may be made by wire transfer to such account as the Company may direct or by any other means acceptable to the Company.

Section 6. Restrictions on Transfer. The RSUs covered hereby may not be sold, assigned, transferred, encumbered, hypothecated or pledged by the Grantee and such action shall be null and void and shall result in the immediate forfeiture of the entire award made to the Grantee who attempted to effect such transfer.

Section 7. Investment Representation. Upon the acquisition of the Shares at a time when there is not in effect a registration statement under the Securities Act of 1933 relating to the Shares, the Grantee hereby represents and warrants, and by virtue of such acquisition shall be deemed to represent and warrant, to the Company that the Shares shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Grantee shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws. No Share shall be acquired unless and until the Company and/or the Grantee shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Compensation Committee of the Board has received evidence satisfactory to it that the Grantee may acquire the Shares pursuant to an exemption from registration under the applicable securities laws. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company reserves the right to legend any certificate or book entry representation of the Shares conditioning sales of such shares upon compliance with applicable federal and state securities laws and regulations.

Section 8. Adjustments. The Award shall be subject to the provisions of Section 15 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure.

Section 9. No Right to Continue to Provide Service. Nothing in this Agreement shall confer upon the Grantee any right to continue to provide service, in any capacity, to the Company or to interfere in any way with any right of the Company to terminate the Grantee’s service to the Company at any time.

Section 10. Data Privacy. The Grantee agrees that all of the Grantee’s information that is described or referenced in this Agreement and the Plan may be used by the Company, its affiliates and the designated broker and its affiliates to administer and manage the Grantee’s participation in the Plan.

Section 11. Headings. The section headings in this Agreement are inserted only as a matter of convenience, and in no way define, limit, extend or interpret the scope of this Agreement or of any particular section.

Section 12. Number and Gender. Throughout this Agreement, as the context may require, (a) the masculine gender includes the feminine and the neuter gender includes the masculine and the feminine; (b) the singular tense and number includes the plural, and the plural tense and number includes the singular; (c) the past tense includes the present, and the present tense includes the past; (d) references to parties, sections, paragraphs and exhibits mean the parties, sections, paragraphs and exhibits of and to this Agreement; and (e) periods of days, weeks or months mean calendar days, weeks or months, except as otherwise specified.

Section 13. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable by any court or arbitrator of competent jurisdiction, then solely as to such jurisdiction and subject to this Section 13, that provision shall be limited (“blue-penciled”) to the minimum extent necessary so that this Agreement shall otherwise remain enforceable in full force and effect in such jurisdiction and without affecting in any way the enforceability of this Agreement in other jurisdictions. To the extent such provision cannot be so modified, the offending provision shall, solely as to such jurisdiction, be deemed severable from the remainder of this Agreement, and the remaining provisions contained in this Agreement shall be construed to preserve to the maximum permissible extent the intent and purposes of this Agreement in such jurisdiction and without affecting in any way the enforceability of this Agreement in other jurisdictions.

Section 14. Construction. This Agreement and the Award hereunder are granted by the Company pursuant to the Plan and are in all respects subject to the terms and conditions of the Plan. The Grantee hereby acknowledges that a copy of the Plan has been delivered to the Grantee and accepts the RSUs hereunder subject to all terms and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail. The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Grantee and the Company.

Section 15. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado, without regard to the principles of conflicts of laws.

Section 16. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the legatees, distributees, and personal representatives of the Grantee and the successors of the Company.

Section 18. Notices. Any notice that is required under this Agreement shall be in writing and delivered personally or by mail, addressed (a) if to the Company, at its corporate headquarters, attention: Jirka Rysavy and Paul Tarell, Jr. and (b) if to the Grantee, at the address in the Grantee’s then current personnel records. Such notice shall be deemed given upon receipt.

Section 19. Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.

Section 20. Unsecured Creditor Status. The grant of RSUs constitutes a mere unsecured promise by the Company to pay the Grantee the benefits described in the grant and the Grantee shall be a general unsecured creditor of the Company with respect to the benefits payable hereunder.

Section 21, Acceptance. The Grantee acknowledges receipt of a copy of the Plan and this Agreement and that he or she has read and understands the terms and provisions thereof, and accepts the RSUs subject to all of the terms and conditions of the Plan and this Agreement. If a Grantee does not return an executed copy of this Agreement within seven (7) days of delivery of this Agreement to such Grantee, the Award shall be null and void and of no effect.

Section 22. Section 409A; Taxation. The compensation provided under this Agreement is intended to constitute a “short-term deferral” within the meaning of Treasury Regulation Section 1.409A-1(b)(4) and be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986 (“Section 409A”), and this Agreement shall be interpreted and construed in accordance with such intent. Where this Agreement specifies a payment or settlement (for purposes of this Section 22 a “payment”) period, the actual date of payment within such specified period shall be within the sole discretion of the Company, and the Grantee shall have no right (directly or indirectly) to determine the year in which such payment is made. In the event that the Company determines that any compensation provided hereunder may violate applicable requirements of Section 409A, the Company (without any obligation to do so or obligation to indemnify the Grantee for any failure to do so) may adopt, without the consent of the Grantee, such amendments to this Agreement or take any other actions that the Company in its sole discretion determines are necessary or appropriate for such compensation to either (a) be exempt from the requirements of Section 409A or (b) comply with the requirements of Section 409A. In no event does the Company guarantee any particular tax consequences, outcome or tax liability to the Grantee. No provision of this Agreement shall be interpreted or construed to transfer any liability imposed on the Grantee under the Code, including liabilities for failure to comply with the requirements of Section 409A, from the Grantee or any other individual to the Company or its affiliates.

Section 23. Restrictive Covenants. (1) (A) Non-Disparagement. During Grantee’s employment and thereafter, Grantee will not make any disclosure, issue any public statements or otherwise cause to be disclosed any information which is designed, intended or might reasonably be anticipated to discourage suppliers, customers or employees of the Company or otherwise have a negative impact or adverse effect on the Company. (B) Post-employment Assistance. Following Grantee’s employment, Grantee will provide assistance reasonably requested by the Company in connection with actions taken by Grantee while employed by the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which Grantee was employed. (C) Confidential Information. In consideration of the Award, the Grantee agrees (i) not to disclose to any third party any trade secrets or any other confidential information of the Company (including but not limited to cost or pricing information, customer lists, commission plans, supply information, internal business procedures, market studies, expansion plans, potential acquisitions, terms of any acquisition or potential acquisition or the existence of any negotiations concerning the same or any similar non-public information relating to the Company’s internal operations, business policies or practices) acquired during Grantee’s employment by the Company or after the termination of such employment, or (ii) use or permit the use of any of the Company’s trade secrets or confidential information in any way to compete (directly or indirectly) with the Company or in any other manner adverse to the Company. (D) Non-Competition/Non-Solicitation. Without the prior written consent of the Company, signed by the Company’s Chairman, Grantee will not, during the term of Grantee’s employment by the

Company or for a period of two (2) years thereafter accept employment with, serve as a consultant to, or accept compensation from any person, firm or corporation (including any new business started by Grantee, either alone or with others) whose products and or services compete with those offered by the Company, in any geographic market in which the Company is then doing business or to Grantee’s knowledge plans to do business. Without the prior written consent of the Company, signed by the Company’s Chairman, Grantee will not, during the term of Grantee’s employment by the Company or for a period of five (5) years thereafter (i) contact or solicit any customers of the Company for the purposes of diverting any existing or future business of such customers to a competing source, (ii) contact or solicit any vendors to the Company (directly or indirectly) for the purpose of causing, inviting or encouraging any such vendor to alter or terminate his, her or its business relationship with the Company, or (iii) contact or solicit any employees of the Company (directly or indirectly) for the purpose of causing, inviting or encouraging any such employee to alter or terminate his, her or its employment relationship with the Company.

(2) Enforcement of Rights. (A)The Company will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled. Grantee agrees and acknowledges that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. (B) Grantee agrees that this covenant is reasonable with respect to its duration, geographic area and scope. It is the desire and intent of the parties that the provisions of this Section 23 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of this Section 23 shall be adjudicated to be invalid or unenforceable, this Section 23 shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section 23 in the particular jurisdiction in which such adjudication is made.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement, effective as of the date first above written.

GAIAM, INC.

By:
Name:
Title:

GRANTEE

By:
Name: